Exhibit 10.1

AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 to the Registration Rights Agreement (the “Amendment”) is made and entered into this 2nd day of March, 2026 by and among Madryn Select Opportunities, LP, a limited partnership existing under the laws of Delaware (“MSO”), Madryn Health Partners II (Cayman Master), LP, a limited partnership existing under the laws of the Cayman Islands (“MHP II – Cayman”), Madryn Health Partners II, LP, a limited partnership existing under the laws of Delaware (“MHP II” and collectively with MSO, MHP II – Cayman, “Madryn”) and Neuronetics, Inc., a corporation existing under the laws of Delaware (“Neuronetics”). MSO, MHP II – Cayman, MHP II and Neuronetics may be referred to collectively as the “Parties” or individually as a “Party”.

WHEREAS, the Parties have executed that certain Registration Rights Agreement dated August 11, 2024, as amended by that certain Amendment No. 1 to the Registration Rights Agreement dated November 1, 2024 (as amended, the “Agreement”); and

WHEREAS, each of the Parties desires to amend the Agreement in accordance with the terms and conditions herein.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises and the mutual agreements contained herein, intending to be legally bound, the Parties hereto agree as follows:

1.	Definitions. Capitalized terms not otherwise defined herein will have the meanings set forth in the Agreement.

2.	Shelf Registration. Section 2(a) is hereby amended by inserting the following sentence immediately following the first sentence of Section 2(a):

“In addition, subject to satisfaction of the conditions set forth in Section 2(c), if, at any time following the effective date of that certain Amendment No. 2 to the Registration Rights Agreement and on or prior to the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2025, the Company receives a Shelf Notice from the Investor, the Company will prepare and file, as promptly as practicable and in any event within five (5) business days after the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2025, with the Commission a Registration Statement covering the resale from time to time of all Registrable Securities then beneficially owned by the Investor for a secondary offering to be made on a continuous basis pursuant to Rule 415.”

3.	Voting Agreement. Section 6(a) is amended and restated to read, in its entirety, as follows:

“a. Voting. Investor irrevocably and unconditionally agrees that at the 2026 annual meeting of the Company, and at every adjournment or postponement thereof, Investor will, or will cause the holder of record to, vote all the shares of stock of the Company owned by Investor or its affiliates in accordance with the voting recommendation of the Board of Directors of the Company on proposals relating to the following items, to the extent such proposals are submitted to the stockholders, (i) reelection of the current directors of the Company (or the election of such other directors as approved by Madryn), (ii) ratification of the Company’s independent registered public accounting firm for its year ending December 31, 2026, (iii) approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and (iv) approval of a new equity incentive plan, including if such plan includes provisions for automatically refreshing shares in the plan, to the extent (A) the terms of such new plan are materially consistent with the Company’s existing equity incentive plan and (B) the number of shares issuable under the new plan will be no more than the number of shares remaining available for issuance under the existing plan immediately prior to the adoption of the new plan, plus an annual increase consistent with the annual increase provided for in the existing plan. For a period of two years after the Effective Date (as defined in the Arrangement Agreement), the Investor agrees that it shall not, directly or indirectly, submit any shareholder proposals pursuant to Rule 14a-8 of the Exchange Act or otherwise.”

4.	Effect of Amendment.

a.	This Amendment is effective, and is deemed incorporated into the Agreement, as of the Effective Date first set forth above.

b.

Except as may be explicitly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Parties hereunder, nor constitute a waiver of any provision of the Agreement.

c.	Except as expressly provided and amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.	Governing Law. This Amendment will be governed by, construed and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws principles.

6.

Counterparts. This Amendment may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first set forth above.

MADRYN:

MADRYN HEALTH PARTNERS II (CAYMAN MASTER), LP

BY: MADRYN HEALTH ADVISORS II, LP, its General Partner

BY: MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

BY: MADRYN CAPITAL, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Chief Executive Officer

MADRYN SELECT OPPORTUNITIES, LP

BY: MADRYN SELECT ADVISORS, LP, its General Partner

BY: MADRYN SELECT ADVISORS GP, LLC, its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Chief Executive Officer

MADRYN HEALTH PARTNERS II, LP

BY: MADRYN HEALTH ADVISORS II, LP, its General Partner

BY: MADRYN HEALTH ADVISORS GP II, LLC, its General Partner

BY: MADRYN CAPITAL, LLC, its General Partner

	By:	/s/ Avinash Amin
	Name:	Avinash Amin
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first set forth above.

NEURONETICS, INC.

By:	/s/ Keith Sullivan
Name:	Keith Sullivan
Title:	President & CEO